Exhibit 99.1

Contact:	Amy Agallar
(414) 347-3706

Sensient Technologies Corporation
Reports Results for the Quarter Ended June 30, 2022

Double-Digit Growth in Reported and Adjusted Revenue

Sensient Operating at or Above its 2022 Guidance

MILWAUKEE— July 22, 2022 — Sensient Technologies Corporation (NYSE: SXT) reported consolidated revenue of $371.7 million in this year’s second quarter compared to $335.8 million in last year’s second quarter. Reported operating income in the second quarter of 2022 was $55.2 million compared to $35.8 million in the second quarter of 2021. Reported diluted earnings per share was 92 cents in the second quarter of 2022 compared to 61 cents in the second quarter of 2021. Foreign currency translation decreased revenue by approximately 3% and earnings per share by approximately 5% in the present quarter.

The 2021 second quarter reported results included divestiture & other related costs and operational improvement plan costs, which in total decreased 2021 second quarter diluted earnings per share by $0.16. The 2021 second quarter reported results also included the operations of the divested product lines, which decreased diluted earnings per share by $0.01. We did not make any adjustments to our 2022 second quarter reported results for divestiture & other related costs, operational improvement plan costs, or results of the divested product lines. The adjustments to our reported results are described in more detail under “Reconciliation of Non-GAAP Amounts” at the end of this release.

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Sensient Technologies Corporation Earnings Release – Quarter Ended June 30, 2022 July 22, 2022	Page 2
BUSINESS REVIEW

	Reported
Revenue	Quarter	Year-to-Date
Flavors & Extracts	5.5%	-2.2%
Color	17.3%	13.3%
Asia Pacific	15.5%	11.5%
Total Revenue	10.7%	4.6%

	Adjusted Local Currency (1)
Revenue	Quarter	Year-to-Date
Flavors & Extracts	8.8%	7.0%
Color	21.9%	16.8%
Asia Pacific	23.0%	18.6%
Total Revenue	14.9%	11.6%

(1) Adjusted local currency percentage changes are described in more detail in the "Reconciliation of Non-GAAP Amounts" at the end of this release.

The Flavors & Extracts Group reported second quarter revenue of $189.3 million compared to $179.4 million in last year’s second quarter, an increase of 5.5%. Adjusted local currency revenue increased 8.8% in the quarter. The Group had favorable pricing and volume growth in Flavors, Extracts & Flavor Ingredients, and favorable pricing in Natural Ingredients, partially offset by lower volumes in Natural Ingredients. The lower volumes in Natural Ingredients were primarily a result of a limited supply of onion combined with strong 2021 demand. Segment operating income was $30.0 million in the current quarter compared to $24.5 million reported in the comparable period last year, an increase of 22.3%. Adjusted local currency operating income increased 23.9% in the quarter. The higher operating income was primarily due to the favorable pricing and volume growth in Flavors, Extracts & Flavor Ingredients, and favorable pricing in Natural Ingredients, partially offset by higher input costs.  Foreign currency translation decreased segment revenue by approximately 3% and segment operating income by approximately 1% in the quarter. Segment operating income as a percent of revenue in the second quarter of 2022 rose to 15.9%.

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Sensient Technologies Corporation Earnings Release – Quarter Ended June 30, 2022 July 22, 2022	Page 3
The Color Group reported revenue of $156.3 million in the quarter compared to $133.2 million in last year’s second quarter, an increase of 17.3%. Adjusted local currency revenue increased 21.9% in the quarter. The Group had strong volume growth and higher pricing in both Food & Pharmaceutical Colors and Personal Care. Segment operating income was $31.2 million in the quarter compared to $25.6 million in last year’s comparable period, an increase of 21.7%. Adjusted local currency operating income increased 23.9% compared to the prior year’s second quarter. The higher operating income is primarily a result of the higher volumes and favorable pricing, partially offset by higher input costs. Foreign currency translation decreased segment revenue by 4% and segment operating income by approximately 5% in the quarter. Segment operating income as a percent of revenue in the second quarter of 2022 was 20.0%.

The Asia Pacific Group reported revenue of $37.3 million in the quarter compared to $32.3 million in last year’s second quarter, an increase of 15.5%. Adjusted local currency revenue increased 23.0% in the quarter. The higher revenue was a result of strong volume growth and higher pricing. Segment operating income was $7.7 million in the quarter compared to $5.8 million in last year’s second quarter, an increase of 33.3%. Adjusted local currency operating income increased 43.3% in the quarter. The higher operating income was primarily a result of the favorable volume growth and higher pricing. Foreign currency translation decreased segment revenue and operating income by approximately 8% and 10%, respectively, in the quarter. Segment operating income as a percent of revenue in the second quarter of 2022 rose to 20.7%.

Corporate & Other reported operating costs of $13.7 million in the current quarter compared to $20.2 million in last year’s second quarter, a decrease of 32.3%. Adjusted local currency operating expenses for Corporate & Other increased 14.0% in the quarter primarily due to higher performance-based compensation.

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Sensient Technologies Corporation Earnings Release – Quarter Ended June 30, 2022 July 22, 2022	Page 4
2022 OUTLOOK

Sensient is reconfirming its expectation for 2022 full year GAAP diluted earnings per share to grow at a high-teen growth rate compared to the Company’s 2021 reported GAAP diluted earnings per share of $2.81. Our full year 2022 guidance does not include any material divestiture & other related costs, operational improvement plan costs, or results of divested businesses.

The Company now expects 2022 revenue to grow at a high single digit rate in local currency compared to the Company’s 2021 adjusted revenue (2). The Company’s previous 2022 revenue guidance was for a mid-to-high single digit growth rate in local currency. The Company is reconfirming its expectation for 2022 adjusted EBITDA(2) and diluted earnings per share to grow at a high single- to double-digit rate in local currency compared to the Company’s 2021 adjusted EBITDA(2) and the Company’s 2021 adjusted diluted earnings per share(2) of $3.13.

 The Company now expects full year 2022 earnings per share reported on a U.S. dollar basis to be impacted by approximately twenty-three cents of foreign currency headwinds based on current exchange rates. The Company’s previous guidance anticipated twelve cents of foreign currency headwinds.

The Company’s guidance is based on current conditions and trends in the economy and the markets in which the Company operates and is subject to various risks and uncertainties as described below.  The Company will continue to monitor the impacts of the ongoing COVID-19 pandemic and the conflict between Russia and Ukraine on our business.

(2)	See “Reconciliation of Non-GAAP Amounts” at the end of this release for more information.

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Sensient Technologies Corporation Earnings Release – Quarter Ended June 30, 2022 July 22, 2022	Page 5
USE OF NON-GAAP FINANCIAL MEASURES

The Company’s non-GAAP financial measures eliminate the impact of certain items, which, depending on the measure, include; currency movements, depreciation and amortization, non-cash share-based compensation, divestiture & other related costs, operational improvement plan costs and income, and the results of the divested operations. These measures are provided to enhance the overall understanding of the Company’s performance when viewed together with the GAAP results. Refer to “Reconciliation of Non-GAAP Amounts” at the end of this release.

CONFERENCE CALL

The Company will host a conference call to discuss its 2022 second quarter financial results at 8:30 a.m. CDT on Friday, July 22, 2022. To participate in the conference call, contact Chorus Call Inc. at (844) 492-3726 or (412) 317-1078, and ask to join the Sensient Technologies Corporation conference call. Alternatively, the call can be accessed by using the webcast link that is available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay of the call will be available one hour after the end of the conference call through July 29, 2022, by calling (877) 344-7529 and referring to conference identification number 5230009. An audio replay and written transcript of the call will also be posted on the Investor Information section of the Company’s web site at www.sensient.com on or after July 26, 2022.

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Sensient Technologies Corporation Earnings Release – Quarter Ended June 30, 2022 July 22, 2022	Page 6
This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2022 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the impact and uncertainty created by the ongoing COVID-19 pandemic, including, but not limited to, its effects on our employees, facilities, customers, and suppliers, the availability and cost of raw materials, energy, and other supplies, the availability and cost of labor, logistics, and transportation; the uncertain impacts of the ongoing conflict between Russia and Ukraine on our supply chain, input costs, including energy and transportation, and on general economic conditions; governmental regulations and restrictions, and general economic conditions, including inflation; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences and changing technologies; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and operational improvement plan; changes in costs of raw materials, including energy; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, as updated and supplemented by the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors, and other specialty ingredients.  Sensient uses advanced technologies and robust global supply chain capabilities to develop specialized solutions for food and beverages, as well as products that serve the pharmaceutical, nutraceutical, cosmetic, and personal care industries. Sensient’s customers range in size from small entrepreneurial businesses to major international manufacturers representing some of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

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Sensient Technologies Corporation (In thousands, except percentages and per share amounts) (Unaudited)	Page 7
Consolidated Statements of Earnings	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change

Revenue	$371,706	$335,827	10.7%	$727,227	$695,529	4.6%

Cost of products sold	240,703	224,233	7.3%	471,378	468,322	0.7%
Selling and administrative expenses	75,759	75,841	(0.1%)	147,816	144,557	2.3%

Operating income	55,244	35,753	54.5%	108,033	82,650	30.7%
Interest expense	3,083	3,322		6,076	6,755

Earnings before income taxes	52,161	32,431		101,957	75,895
Income taxes	13,514	6,495		26,239	18,291

Net earnings	$38,647	$25,936	49.0%	$75,718	$57,604	31.4%

Earnings per share of common stock:
Basic	$0.92	$0.62		$1.81	$1.37
Diluted	$0.92	$0.61		$1.80	$1.36

Average common shares outstanding:
Basic	41,893	42,135		41,879	42,199
Diluted	42,208	42,267		42,178	42,328

Results by Segment	Three Months Ended June 30,			Six Months Ended June 30,

Revenue	2022	2021	% Change	2022	2021	% Change

Flavors & Extracts	$189,337	$179,401	5.5%	$372,064	$380,312	(2.2%)
Color	156,268	133,207	17.3%	304,706	268,927	13.3%
Asia Pacific	37,328	32,317	15.5%	73,793	66,157	11.5%
Intersegment elimination	(11,227)	(9,098)		(23,336)	(19,867)

Consolidated	$371,706	$335,827	10.7%	$727,227	$695,529	4.6%

Operating Income

Flavors & Extracts	$30,013	$24,536	22.3%	$57,592	$51,554	11.7%
Color	31,178	25,615	21.7%	61,835	52,209	18.4%
Asia Pacific	7,721	5,793	33.3%	15,925	12,545	26.9%
Corporate & Other	(13,668)	(20,191)		(27,319)	(33,658)

Consolidated	$55,244	$35,753	54.5%	$108,033	$82,650	30.7%

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Sensient Technologies Corporation (In thousands) (Unaudited)	Page 8
Consolidated Condensed Balance Sheets	June 30, 2022	December 31, 2021

Cash and cash equivalents	$25,271	$25,740
Trade accounts receivable	295,948	261,121
Inventories	452,161	411,635
Prepaid expenses and other current assets	48,146	42,657
Total Current Assets	821,526	741,153

Goodwill & intangible assets (net)	417,538	435,009
Property, plant, and equipment (net)	443,675	446,478
Other assets	120,483	122,853

Total Assets	$1,803,222	$1,745,493

Trade accounts payable	$140,776	$125,519
Short-term borrowings	26,624	8,539
Other current liabilities	96,516	98,247
Total Current Liabilities	263,916	232,305

Long-term debt	498,715	503,006
Accrued employee and retiree benefits	28,193	28,579
Other liabilities	53,431	43,178
Shareholders' Equity	958,967	938,425

Total Liabilities and Shareholders' Equity	$1,803,222	$1,745,493

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Sensient Technologies Corporation (In thousands, except per share amounts) (Unaudited)	Page 9
Consolidated Statements of Cash Flows
Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net earnings	$75,718	$57,604
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	26,180	25,817
Share-based compensation expense	8,691	4,188
Net (gain) loss on assets	(38)	206
Loss on divestitures and other charges	-	13,511
Deferred income taxes	12,244	1,702
Changes in operating assets and liabilities:
Trade accounts receivable	(41,592)	(26,902)
Inventories	(51,768)	19,357
Prepaid expenses and other assets	(25,919)	(15,573)
Trade accounts payable and other accrued expenses	20,501	9,632
Accrued salaries, wages, and withholdings	(4,188)	(3,944)
Income taxes	2,765	1,953
Other liabilities	199	1,710

Net cash provided by operating activities	22,793	89,261

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(32,468)	(25,550)
Proceeds from sale of assets	92	169
Proceeds from divestiture of businesses	-	36,255
Other investing activities	1,571	(254)

Net cash (used in) provided by investing activities	(30,805)	10,620

Cash flows from financing activities:
Proceeds from additional borrowings	69,424	25,997
Debt payments	(31,547)	(62,578)
Purchase of treasury stock	-	(22,507)
Dividends paid	(34,446)	(33,027)
Other financing activities	(2,056)	(582)

Net cash provided by (used in) financing activities	1,375	(92,697)

Effect of exchange rate changes on cash and cash equivalents	6,168	1,352

Net (decrease) increase in cash and cash equivalents	(469)	8,536
Cash and cash equivalents at beginning of period	25,740	24,770
Cash and cash equivalents at end of period	$25,271	$33,306

Supplemental Information
Six Months Ended June 30,	2022	2021

Dividends paid per share	$0.82	$0.78

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Sensient Technologies Corporation (In thousands, except percentages and per share amounts) (Unaudited)	Page 10
Reconciliation of Non-GAAP Amounts

The Company's results for the three and six months ended June 30, 2022 and 2021 include adjusted revenue, adjusted operating income, adjusted net earnings, and adjusted diluted earnings per share, which exclude divestiture & other related costs, operational improvement plan costs and income, and the results of the divested operations.

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Revenue (GAAP)	$371,706	$335,827	10.7%	$727,227	$695,529	4.6%
Revenue of the divested product lines	-	(2,207)		-	(27,777)
Adjusted revenue	$371,706	$333,620	11.4%	$727,227	$667,752	8.9%

Operating income (GAAP)	$55,244	$35,753	54.5%	$108,033	$82,650	30.7%
Divestiture & other related costs – Cost of products sold	-	3		-	28
Divestiture & other related costs – Selling and administrative expenses	-	11,685		-	13,232
Operating loss (income) of the divested product lines	-	459		-	(2,468)
Operational improvement plan - Selling and administrative expenses	-	(3,494)		-	(2,493)
Adjusted operating income	$55,244	$44,406	24.4%	$108,033	$90,949	18.8%

Net earnings (GAAP)	$38,647	$25,936	49.0%	$75,718	$57,604	31.4%
Divestiture & other related costs, before tax	-	11,688		-	13,260
Tax impact of divestiture & other related costs	-	(1,689)		-	(896)
Net loss (earnings) of the divested product lines, before tax	-	459		-	(2,468)
Tax impact of the divested product lines	-	(115)		-	608
Operational improvement plan income, before tax	-	(3,494)		-	(2,493)
Tax impact of operational improvement plan	-	455		-	159
Adjusted net earnings	$38,647	$33,240	16.3%	$75,718	$65,774	15.1%

Diluted earnings per share (GAAP)	$0.92	$0.61	50.8%	$1.80	$1.36	32.4%
Divestiture & other related costs, net of tax	-	0.24		-	0.29
Results of operations of the divested product lines, net of tax	-	0.01		-	(0.04)
Operational improvement plan income, net of tax	-	(0.07)		-	(0.06)
Adjusted diluted earnings per share	$0.92	$0.79	16.5%	$1.80	$1.55	16.1%

Note: Earnings per share calculations may not foot due to rounding differences.

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Sensient Technologies Corporation (In thousands) (Unaudited)	Page 11
Reconciliation of Non-GAAP Amounts - Continued

Results by Segment	Three Months Ended June 30,
Revenue	2022	Adjustments (1)	Adjusted 2022	2021	Adjustments (1)	Adjusted 2021

Flavors & Extracts	$189,337	$-	$189,337	$179,401	$(1,415)	$177,986
Color	156,268	-	156,268	133,207	(792)	132,415
Asia Pacific	37,328	-	37,328	32,317	-	32,317
Intersegment elimination	(11,227)	-	(11,227)	(9,098)	-	(9,098)

Consolidated	$371,706	$-	$371,706	$335,827	$(2,207)	$333,620

Operating Income

Flavors & Extracts	$30,013	$-	$30,013	$24,536	$(45)	$24,491
Color	31,178	-	31,178	25,615	504	26,119
Asia Pacific	7,721	-	7,721	5,793	-	5,793
Corporate & Other	(13,668)	-	(13,668)	(20,191)	8,194	(11,997)

Consolidated	$55,244	$-	$55,244	$35,753	$8,653	$44,406

Results by Segment	Six Months Ended June 30,
Revenue	2022	Adjustments (1)	Adjusted 2022	2021	Adjustments (1)	Adjusted 2021

Flavors & Extracts	$372,064	$-	$372,064	$380,312	$(26,304)	$354,008
Color	304,706	-	304,706	268,927	(1,328)	267,599
Asia Pacific	73,793	-	73,793	66,157	(295)	65,862
Intersegment elimination	(23,336)	-	(23,336)	(19,867)	150	(19,717)

Consolidated	$727,227	$-	$727,227	$695,529	$(27,777)	$667,752

Operating Income

Flavors & Extracts	$57,592	$-	$57,592	$51,554	$(2,925)	$48,629
Color	61,835	-	61,835	52,209	544	52,753
Asia Pacific	15,925	-	15,925	12,545	(87)	12,458
Corporate & Other	(27,319)	-	(27,319)	(33,658)	10,767	(22,891)

Consolidated	$108,033	$-	$108,033	$82,650	$8,299	$90,949

(1) For Revenue, adjustments consist of revenues of the divested product lines. For Operating Income, adjustments consist of the results of the divested product lines, divestiture & other related costs, and 2021 operational improvement plan costs and income.

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Sensient Technologies Corporation (In thousands, except percentages) (Unaudited)	Page 12
Reconciliation of Non-GAAP Amounts - Continued

The following tables summarize the percentage change in the 2022 results compared to the 2021 results for the corresponding periods.

	Three Months Ended June 30,
Revenue	Total	Foreign Exchange Rates	Adjustments (2)	Adjusted Local Currency
Flavors & Extracts	5.5%	(2.5%)	(0.8%)	8.8%
Color	17.3%	(3.9%)	(0.7%)	21.9%
Asia Pacific	15.5%	(7.5%)	0.0%	23.0%
Total Revenue	10.7%	(3.4%)	(0.8%)	14.9%

Operating Income
Flavors & Extracts	22.3%	(1.3%)	(0.3%)	23.9%
Color	21.7%	(4.6%)	2.4%	23.9%
Asia Pacific	33.3%	(10.0%)	0.0%	43.3%
Corporate & Other	(32.3%)	0.0%	(46.3%)	14.0%
Total Operating Income	54.5%	(5.8%)	31.2%	29.1%
Diluted Earnings Per Share	50.8%	(4.9%)	34.2%	21.5%
Adjusted EBITDA	22.6%	(4.1%)	N/A	26.7%

	Six Months Ended June 30,
Revenue	Total	Foreign Exchange Rates	Adjustments (2)	Adjusted Local Currency
Flavors & Extracts	(2.2%)	(2.1%)	(7.1%)	7.0%
Color	13.3%	(2.9%)	(0.6%)	16.8%
Asia Pacific	11.5%	(6.6%)	(0.5%)	18.6%
Total Revenue	4.6%	(2.8%)	(4.2%)	11.6%

Operating Income
Flavors & Extracts	11.7%	(1.2%)	(6.4%)	19.3%
Color	18.4%	(3.6%)	1.3%	20.7%
Asia Pacific	26.9%	(8.9%)	(0.9%)	36.7%
Corporate & Other	(18.8%)	0.0%	(38.2%)	19.4%
Total Operating Income	30.7%	(4.3%)	12.5%	22.5%
Diluted Earnings Per Share	32.4%	(4.4%)	17.4%	19.4%
Adjusted EBITDA	18.2%	(3.2%)	N/A	21.4%

(2) For Revenue, adjustments consist of revenues of the divested product lines. For Operating Income, Diluted Earnings per Share, and Adjusted EBITDA, adjustments consist of the results of the divested product lines, divestiture & other related costs, and 2021 operational improvement plan costs and income.

The following table summarizes the reconciliation between Operating Income (GAAP) and Adjusted EBITDA for the three and six months ended June 30, 2022 and 2021.

	Three Months Ended June 30,			Six Months Ended June 30,

	2022	2021	% Change	2022	2021	% Change
Operating income (GAAP)	$55,244	$35,753	54.5%	$108,033	$82,650	30.7%
Depreciation and amortization	13,124	13,018		26,180	25,817
Depreciation and amortization, divested product lines	-	(48)		-	(97)
Share-based compensation expense	4,528	2,075		8,691	4,188
Divestiture & other related costs, before tax	-	11,688		-	13,260
Results of operations of the divested product lines, before tax	-	459		-	(2,468)
Operational improvement plan costs (income), before tax	-	(3,494)		-	(2,493)
Adjusted EBITDA	$72,896	$59,451	22.6%	$142,904	$120,857	18.2%

The following table summarizes the reconciliation between Net cash provided by operating activities (GAAP) and Free Cash Flow for the three and six months ended June 30, 2022 and 2021.

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Net cash provided by operating activities (GAAP)	$23,685	$60,297	(60.7%)	$22,793	$89,261	(74.5%)
Capital expenditures	(19,732)	(11,306)		(32,468)	(25,550)
Free Cash Flow	$3,953	$48,991	(91.9%)	$(9,675)	$63,711	(115.2%)

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.